UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2007

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On December 9, 2007, Celgene International Sarl announced that updated clinical data from the Eastern Cooperative Oncology Group’s, or ECOG, large, randomized Phase III trial evaluating oral REVLIMID® (lenalidomide) with low-dose dexamethasone continued to demonstrate superior overall survival rates for newly diagnosed multiple myeloma patients compared to REVLIMID® with the standard high-dose dexamethasone. Overall survival, the most important outcome for patients and physicians, is 96% at one year and 87% at two years. The efficacy data (Abstract #74), presented at the 49th annual meeting of the American Society of Hematology, or ASH, for the first time expand on initial safety analysis presented in June.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing such information.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99.1 – Press Release dated December 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: December 10, 2007	By:	/s/ David W. Gryska

Name: David W. Gryska Title: Sr. Vice President and Chief Financial Officer